EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 15, 2024 relating to the financial statements of Summit Midstream Partners, LP and the effectiveness of Summit Midstream Partners, LP's internal control over financial reporting, appearing in the Annual Report on Form 10-K of Summit Midstream Partners, LP for the year ended December 31, 2023.
/s/ Deloitte & Touche LLP
Houston, Texas
June 21, 2024